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                                                                   EXHIBIT 10.15







                               SUPPLY AGREEMENT

                                    BETWEEN

                                NATIONSLINK LP

                                      AND

                               INFO TELECOM S.A.

                                  VERSION 1.1
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SUPPLY AGREEMENT

THIS AGREEMENT, made and entered by

BETWEEN NATIONSLINK LP, an American corporation, having its principal office at 210, 25th Avenue North, Suite 800, Nashville, Tennessee, USA (hereinafter referred to as "NationsLink").

AND INFO TELECOM S.A., a French corporation, having its principal office at rue de la Foret, BP 9, 67 552 Vendenheim Cedex, France (hereinafter referred to as "INFO").

WHEREAS Info has acquired certain equipment and know-how useful or used in the manufacture of certain pagers; and

WHEREAS NationsLink has agreed to buy from Info quantities of the said pagers, subject to and in accordance with the terms and conditions hereof.

NOW IT IS THEREFORE AGREED AS FOLLOWS

1. DEFINITIONS

     Pager or Pagers means the FM201, FM100, FM210 and FM110 pagers initially developed by Nokia Mobiles Phones Ltd and its subsidiaries.

2. MINIMUM PURCHASE

     From June 1997 and until the expiration of the present agreement, NationsLink agrees to buy from Info a minimum quantity of one thousand five hundreds (1,500) pagers per month.

3. ADDITIONAL QUANTITIES

     The quantities of pagers that Info would deliver to NationsLink may be increased in accordance with the rolling forecast procedure described hereinafter:

     During each month of the present agreement, NationsLink will send to Info a three month rolling forecast which specifies the quantity to be delivered each month.

     The parties agree that the quantities for the first month of each rolling forecast shall be considered as firm orders and therefore fixed.

     Quantities for the second month of each rolling forecast shall be eighty-five percent (85%) firm.

     Quantities for the third month of each rolling forecast shall be fifty percent (50%) firm.

4. DELIVERIES

     The pagers shall be delivered Free On Board any French port.
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     The initial deliveries shall be made according to the following schedule:

    TER  500 units on June 20, 1997
    TER  500 units on July 10, 1997
    TER 750 units plus any additional quantity ordered for the month of July on July 30, 1997

     Then starting from August 1997, the ordered quantity related to each month shall be delivered at the end of the said month.

     Within 30 days from the delivery of each lot, NationsLink shall have the right to perform a quality inspection on each lot delivered by Info. This inspection shall be performed based on the following procedure:

     Initial lots: 100 % sampling. Major defects shall represent less than 1.5 % of the total quantity in the lot

     Subsequent lots: Upon two successful 100% sampling with a major defects rate of less than 1.5 %, the quality inspections shall be performed based on AQL tables contained in the IS02859 standard using an AQL level of 1.5 level 11 for major defects.

     Major defects means defects such as low sensitivity, failing to meet product's specifications, wrong functioning of the LCD display or buttons.

     In case two (2) subsequent lots fails to pass the quality inspection specified here above, NationsLink shall have the right to send back the second lot to Info, unless Info arranges to sort in NationsLink's premises the defective lot at its own expenses.

5. PROTOTYPES

     Info shall provide to NationsLink ten (10) prototypes of the Pager on or before May 30. In case Info fails to supply the prototypes on time, NationsLink shall have the right to delay the delivery of the first lot of 1,000 pagers accordingly.

6. PRICE

     The net selling price of the Pager shall be USD 91.00 per unit.

     The parties shall have the right to revise the net selling price three month after the effective date of the present agreement and then every six month. The price shall be modified only in case the net cost of the components and materials used to produce the Pager shall vary for more than three percent (3%) when compared to the beginning of the previous three or six months period.

7. PAYMENT TERMS

     NationsLink shall pay for each lot of pagers within ten (10) working days from the delivery date.

     The interest rate for late payments shall be equal to 0.75% per month starting from the delivery date plus ten (10) working days.
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8. ROYALTIES

     NationsLink shall be responsible for paying any applicable royalties related to the use or sales of the Pager on the American or Canadian market.

9. WARRANTY

     As a matter of warranty, Info shall supply three percent (3%) of the pagers in each lot free of charge. In exchange, Info shall not be held responsible for the repairing of under warranty pagers.

     The parties agree to review every six (6) months during the term of this agreement the warranty buy-back procedure described here above taking into account the real return rates of the pagers.

     Real return rates of the pagers shall mean the percentage of pagers sent back defective by NationsLink customers within fourteen (14) months from Info's delivery date. This calculation shall not include the pagers that are sent back as defective due to a wrong usage by the end user.

10. TERRITORY

     Info agrees not to supply the Pager to any other party in the USA or Canada, other than NationsLink and Cue Network Corporation or its subsidiaries as long as the monthly average quantity (calculated on a rolling average basis) of pagers purchased by NationsLink and Cue Network Corporation or its subsidiaries is equal to or exceeds three thousands (3,000) units per month.

     NationsLink agrees not to resell any pagers to any other party which intend to market or use the said pagers outside of USA or Canada without obtaining Info's prior written consent.

11. TERM

     The term of this agreement shall commence, on the date of the last signature being applied to this agreement and shall expire on December 31st, 1997. January 31, 1998 /s/ TER

     This agreement shall be automatically renewed for another term of one year unless one of the parties informs the other party of its intention not to renew the agreement, by serving a written notice at least thirty (30) days before the expiration date of the agreement.

12. NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by certified mail, return receipt requested.

13. TERMINATION

     If either party:
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     (i) becomes insolvent or bankrupt or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or ceases to function as going concern or to conduct its operation in the normal course of business; or

     (ii) materially breaches this agreement, and fails to remedy such breach to the satisfaction of the other party within thirty days after receipt of written notice from the party claiming the breach;

     the other party shall have the right to terminate this agreement immediately.

14. SEVERABILITY

     If any of the provisions contained in this agreement are deemed invalid, illegal, or unenforceable, the remaining provisions contained herein shall not in any way be affected or impaired.

15. ARBITRATION

     All disputes arising from this contract/Charter Party shall be finally settled in accordance with the ICC-CMI International Maritime Arbitration rules by one or more arbitrators appointed in accordance with the said rules.

16. ENTIRE AGREEMENT

     This agreement, including all amendments and schedules constitutes the entire agreement between the parties pertaining to the subject matter hereof. All variation of this agreement must be made in writing and signed by both NationsLink and Info.

17. FORCE MAJEURE

     Non-performance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, government acts, orders or restrictions or any other reason where failure to perform is beyond the control of the non-performing party.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers in two originals.

For and on behalf of              For and on behalf of

NATIONSLINK LP                    INFO TELECOM S.A.

Name: [illegible]                 Name: SAAD Sami
     -------------------------         --------------------------
Title: General Manager            Title: Managing Director
      ------------------------          -------------------------
Date: May 5, 1997                 Date: April 25, 1997
     -------------------------         --------------------------
Place: Nashville                  Place: Strasbourg
      ------------------------          -------------------------
Signature: /s/ illegible          Signature: /s/ SAAD Sami
          --------------------              ---------------------
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Addendum to Distribution Agreement Between InfoTelecom and NationsLink, LLC.

This is confirmation of phone conversations between InfoTelecom and NationsLink, LLC to extend the current Distribution Agency Agreement until May 30, 1998 under the current pricing and terms of the current contract


/s/ Saad Sami                        /s/ Illegible
-----------------------------        -------------------------------
For InfoTelecom                      For NationsLink, LLC

President                            General Manager
-----------------------------        -------------------------------
Title                                Title


Date: December 19, 1997              Date: December 19, 1997
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